Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2010 Results

SAN FRANCISCO--(BUSINESS WIRE)--February 3, 2010--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for its first quarter of fiscal 2010.

For the first quarter, Dolby reported total revenue of $221.2 million, compared to $180.3 million for the first quarter of fiscal 2009, an increase of 23 percent.

First quarter GAAP net income was $69.1 million, or $0.59 per diluted share, compared to $78.1 million, or $0.68 per diluted share, for the first quarter of fiscal 2009. On a non-GAAP basis, first quarter net income was $74.3 million, or $0.64 per diluted share, compared to $70.3 million, or $0.61 per diluted share, for the first quarter of fiscal 2009. Dolby’s non-GAAP measures exclude expenses related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, a gain from an amended patent licensing agreement, and the related tax impact of these items.

“In the first quarter, we made progress on a number of fronts,” said Kevin Yeaman, President and Chief Executive Officer, Dolby Laboratories. “We experienced increased global adoption of our next-generation audio format, Dolby Digital Plus, experienced strong demand for our cinema 3D systems and, in January, saw a leading set-top-box manufacturer adopt Dolby Volume in certain models.”

In the first quarter of fiscal 2010, Dolby prospectively adopted new accounting standards on revenue recognition, resulting in $17.6 million in incremental product sales revenue when compared to revenue that would have been recognized under prior accounting guidance. The net impact of this accounting change to net income, on both a GAAP and non-GAAP basis, was approximately $4.4 million, or $0.04 per diluted share, in the first quarter of fiscal 2010.

Financial Targets

For fiscal 2010, Dolby is targeting revenue of $780 million to $810 million, total gross margin of approximately 87 percent on a GAAP basis, and 88 percent on a non-GAAP basis. In addition, Dolby is targeting fiscal 2010 operating expenses of $330 million to $342 million on a GAAP basis and $295 million to $305 million on a non-GAAP basis, and a tax rate of approximately 35 percent on a GAAP basis and non-GAAP basis. Dolby’s non-GAAP targets exclude expenses related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items.

These targets lead to a fiscal 2010 diluted earnings per share target range of $1.96 to $2.08 on a GAAP basis and $2.21 to $2.32 on a non-GAAP basis.

The Company's Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories’ fiscal first quarter 2010 financial results at 2:00 p.m. PT, 5:00 p.m. ET on February 3, 2010.

Access to the teleconference will be available over the Internet at http://investor.dolby.com/medialist.cfm or by phone by dialing 800-259-2693. International callers can access the conference call by dialing 913-312-1239.

A replay of the call will be available beginning at 5:00 p.m. PT on February 3, 2010 until 9:00 p.m. PT on February 10, 2010 by dialing 888-203-1112 (international callers can access the replay by dialing 719-457-0820) and entering the confirmation code 5145635. An archived version of the teleconference will also be available on www.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby provides non-GAAP financial measures of gross margin, operating expense, tax rate, and diluted earnings per share. These measures are adjusted to exclude the charges and expenses discussed above. Dolby presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations. Dolby’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of stock-based compensation expense, amortization of acquired intangible assets through business combinations, restructuring charges, a gain from an amended patent licensing agreement, and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Dolby’s business for planning and forecasting in subsequent periods. Dolby’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its SEC filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on our investor relations website at http://investor.dolby.com/medialist.cfm.

Forward-Looking Statements

Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, gross margin, operating expense, tax rate, and diluted earnings per share for fiscal 2010, the progress Dolby is making in its markets, the continued adoption of Dolby technologies, and the benefits that may be derived from them are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with the effects of the economic recession both domestically and internationally; risks associated with trends in the markets in which Dolby operates, including the DVD and Blu-ray Disc™, broadcast, personal computer, consumer electronics, gaming, mobile, and automobile markets; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Quarterly Report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. Visit www.dolby.com for more information.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. S10/22364 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Quarter Ended
	December 26, 2008	December 25, 2009
	(unaudited)
	(in thousands, except per share amounts)
Revenue:
Licensing	$154,056	$165,775
Product sales	17,946	47,657
Services	8,256	7,784
Total revenue	180,258	221,216

Cost of revenue:
Cost of licensing	3,248	4,026
Cost of product sales (1)	9,359	28,084
Cost of services (1)	3,206	3,683
Gain from amended patent licensing agreement	(20,041)	-
Total cost of revenue	(4,228)	35,793
Gross margin	184,486	185,423
Operating expenses:
Research and development (1)	18,658	22,800
Sales and marketing (1)	24,487	30,384
General and administrative (1)	26,000	27,882
Restructuring charges, net	868	185
Total operating expenses	70,013	81,251
Operating income	114,473	104,172
Other income, net	2,487	2,207
Income before provision for income taxes	116,960	106,379
Provision for income taxes	(38,623)	(36,886)
Net income before controlling interest	78,337	69,493
Less: net income attributable to controlling interest	(242)	(407)
Net income attributable to Dolby Laboratories, Inc.	$78,095	$69,086

Earnings per share attributable to Dolby Laboratories, Inc. (basic)	$0.69	$0.61
Earnings per share attributable to Dolby Laboratories, Inc. (diluted)	$0.68	$0.59

Weighted-average shares outstanding (basic)	112,608	114,085
Weighted-average shares outstanding (diluted)	114,870	116,138

(1) Stock-based compensation included above was classified as follows:
Cost of product sales	$156	$78
Cost of services	27	25
Research and development	1,173	1,196
Sales and marketing	1,252	1,732
General and administrative	1,972	2,678

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 25, 2009	December 25, 2009
	(unaudited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$451,678	$406,238
Short-term investments	283,808	372,767
Accounts receivable, net	22,981	43,507
Inventories	12,975	9,493
Deferred taxes	83,438	87,767
Prepaid expenses and other current assets	45,958	34,569
Total current assets	900,838	954,341
Long-term investments	205,938	246,022
Property, plant, and equipment, net	92,178	98,292
Intangible assets, net	82,035	77,595
Goodwill	261,121	258,868
Deferred taxes	23,755	26,149
Other non-current assets	15,450	15,176
Total assets	$1,581,315	$1,676,443

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$113,822	$122,090
Income taxes payable	3,934	29,879
Current portion of long-term debt	1,624	1,648
Deferred revenue	37,204	28,294
Total current liabilities	156,584	181,911
Long-term debt, net of current portion	5,825	5,407
Long-term deferred revenue	10,759	10,456
Deferred taxes	13,573	13,263
Other non-current liabilities	31,469	32,069
Total liabilities	218,210	243,106

Stockholders' equity:
Class A common stock	53	54
Class B common stock	60	60
Additional paid-in capital	478,979	482,505
Retained earnings	852,475	921,561
Accumulated other comprehensive income	9,541	6,858
Total stockholders' equity - Dolby Laboratories, Inc.	1,341,108	1,411,038
Controlling interest	21,997	22,299
Total stockholders' equity	1,363,105	1,433,337
Total liabilities and stockholders' equity	$1,581,315	$1,676,443

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Quarter Ended
	December 26, 2008	December 25, 2009
	(unaudited)
	(in thousands)
Operating activities:
Net income before controlling interest	$78,337	$69,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,519	7,806
Stock-based compensation expense	4,531	5,327
Amortization of premium on investments	974	1,868
Excess tax benefit from exercise of stock options	(792)	(4,653)
Provision for doubtful accounts	851	(111)
Deferred taxes	6,918	(5,629)
Unrealized losses/(gains) on Put Rights	(6,606)	1,299
Unrealized losses/(gains) on auction rate certificates	8,022	(1,307)
Gain from amended patent licensing agreement	(20,041)	-
Other non-cash items affecting net income	(826)	588
Changes in operating assets and liabilities:
Accounts receivable	1,225	(20,400)
Inventories	(2,388)	3,490
Prepaid expenses and other assets	(2,059)	6,927
Accounts payable and accrued liabilities	(6,456)	8,459
Income taxes, net	24,135	34,791
Deferred revenue	6,202	(9,496)
Other liabilities	(1,122)	12
Net cash provided by operating activities	97,424	98,464

Investing activities:
Purchases of available-for-sale securities	(96,801)	(264,913)
Proceeds from sale of available-for-sale securities	17,050	134,784
Purchases of property, plant, and equipment	(996)	(10,619)
Purchases of intangible assets	(8,321)	(125)
Net cash used in investing activities	(89,068)	(140,873)

Financing activities:
Payments on debt	(368)	(398)
Proceeds from exercise of stock options	1,335	7,337
Issuance of Class A common stock (ESPP)	1,635	1,921
Repurchase of common stock	-	(15,661)
Excess tax benefit from exercise of stock options	792	4,653
Net cash provided by/(used in) financing activities	3,394	(2,148)
Effect of foreign exchange rate changes on cash and cash equivalents	(4,077)	(883)
Net increase/(decrease) in cash and cash equivalents	7,673	(45,440)
Cash and cash equivalents at beginning of period	394,761	451,678
Cash and cash equivalents at end of period	$402,434	$406,238

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)

The following tables show the Company’s first quarter of fiscal years 2009 and 2010 GAAP financial measures reconcilied to non-GAAP financial measures included in this release:

Net income:	Fiscal Quarter Ended
	December 26, 2008	December 25, 2009

GAAP net income	$78	$69
Stock-based compensation	5	6
Amortization of acquired intangibles	2	3
Restructuring charges, net	1	0
Gain from amended patent licensing agreement	(20)	-
Income tax adjustments	4	(4)
Non-GAAP net income	$70	$74

Diluted earnings per share:	Fiscal Quarter Ended
	December 26, 2008	December 25, 2009

GAAP diluted earnings per share	$0.68	$0.59
Stock-based compensation	0.04	0.05
Amortization of acquired intangibles	0.02	0.02
Restructuring charges, net	0.01	-
Gain from amended patent licensing agreement	(0.17)	-
Income tax adjustments	0.03	(0.02)
Non-GAAP diluted earnings per share	$0.61	$0.64

Shares used in computing diluted earnings per share	115	116

The following tables show the Company’s fiscal year 2010 GAAP financial targets reconciled to non-GAAP financial targets included in this release:

Gross margin:	Fiscal Year
	2010

GAAP gross margin	87%
Stock-based compensation	0%
Amortization of acquired intangibles	1%
Restructuring charges, net	0%
Non-GAAP gross margin	88%

Operating expenses:	Fiscal Year 2010
	Low	High

GAAP operating expenses	$330	$342
Stock-based compensation	(31)	(32)
Amortization of acquired intangibles	(4)	(5)
Restructuring charges, net	(0)	(0)
Non-GAAP operating expenses	$295	$305

Diluted earnings per share:	Fiscal Year 2010
	Low	High

GAAP diluted earnings per share	$1.96	$2.08
Stock-based compensation	0.28	0.28
Amortization of acquired intangibles	0.10	0.10
Restructuring charges, net	0.00	0.00
Income tax adjustments	(0.13)	(0.14)
Non-GAAP diluted earnings per share	$2.21	$2.32

Shares used in computing diluted earnings per share	117	116

A reconciliation between GAAP and non-GAAP actual financial measures also is provided on our investor relations website at http://investor.dolby.com/medialist.cfm.

CONTACT:
Dolby Laboratories
Investor Contact:
Alex Hughes, 415-645-4572
investor@dolby.com
Media Contact:
David Yang, 415-645-5679
dyang@dolby.com